UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D. C. 20549

Form 8-K Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
October 24, 2003
Date of Report (Date of earliest event reported)
First Financial Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-17122	57-0866076

State or other jurisdiction of incorporation	Commission File Number	I.R.S. Employer I.D. number

34 Broad Street, Charleston, South Carolina		29401

(Address of principal executive offices)		(Zip Code)

(843) 529-5933

Registrant's telephone number (including area code)

Item 9. Regulation FD Disclosure.

On October 24, 2003 First Financial Holdings, Inc. announced the Board of Directors declared a quarterly cash dividend of $.22 per share for holders of records as of November 7, 2003.

For more information regarding this matter, see the press release attached hereto as Exhibit 99.1.

Exhibit Index.

Exhibit (99.1). Press release dated October 24, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL HOLDINGS, INC

/s/ Susan E. Baham
Susan E. Baham
Senior Vice President, Chief Financial Officer
and Principal Accounting Officer

Date: October 24, 2003